Exhibit 4.2

SECURITY AGREEMENT This SECURITY AGREEMENT, dated as of January 21, 2022 (as amended, supplemented or otherwise modiﬁed from time to time in accordance with the provisions hereof, this "Agreement"), is made by American Metals Recovery and Recycling Inc.,, a Texas corporation ("Grantor"), in favor of GNET ATC INC., a Texas corporation, as Secured Party (in such capacity, together with its successors in such capacity, “Secured Party”). REC ITA LS WHEREAS, Grantor and the “Secured Party” have entered into that certain promissory note (the “Note”); and WHEREAS, under the terms of this Agreement, Grantor desires to grant to the Secured Party a security interest in the Collateral, as deﬁned herein, to secure any and all Secured Obligations, as deﬁned herein. NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. DEFINITIONS. All capitalized terms used herein without deﬁnitions shall have the respective meanings set forth in the Note. Unless otherwise deﬁned herein, terms used herein that are deﬁned in the Uniform Commercial Code as in effect from time to time in the State of Texas (the "UCC“) shall have the meanings assigned to them in the UCC. However, if a term is deﬁned in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. 2. GRANT OF SECURITY INTEREST. (a) For value received, Grantor hereby grants to Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as deﬁned in this Agreement), a security interest in and pledges and assigns to Secured Party all of Grantor’s right, title and interest in and to all of Grantor’s properties, assets, and rights, wherever located, whether Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (the deﬁnition of Collateral speciﬁcally excludes all securities or shares of Grantor as well as any securities or shares that Grantor hereafter acquires in the ordinary course of business) (all of the same being hereinafter called the "C0llateraI"), including, without limitation: all personal and ﬁxture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts, all of Grantor's accounts receivable, including any accounts receivable acquired by Grantor from a third party, evidencing any right to payment for goods sold or leased or for services rendered, now existing or subsequently acquired, and the proceeds of the accounts receivable, including all goods returned to or repossessed by Grantor and all claims of Grantor against common carriers for goods lost or damaged in transit, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims described on Schedule 1 hereof as supplemented by any written notiﬁcation given by Grantor to Secured Party, securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles)‘ (b) If Grantor shall at any time hold or acquire a commercial tort claim, Grantor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in such writing, in form and substance satisfactory to Secured Party, a security interest therein and in the proceeds thereof. 3. SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, fees (including reasonable attorneys‘ fees), costs, and expenses that Grantor is hereby or otherwise required to pay and perfonn pursuant to the Note, this Agreement, or any other documents, by law or otherwise accruing before and after the ﬁling of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the lntercreditor Agreement, the Notes, this Agreement, or any other documents, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the "Secured Obligations"). 4. CHANGES IN LOCATION OF COLLATERAL. Grantor hereby agrees to notify Secured Party, in writing or via electronic communication, within ﬁve (5) business days upon any change in the location of any Collateral and provide Secured Party with the new location of such Collateral. 5. _C,H__A_N_GE_S IN, (_}_RANf,l‘_OR. Grantor hereby agrees to notify Secured Party, in writing or via electronic communication, at least ﬁfteen (I5) days before any of the following actions: (a) change in the location of Grantor's place of business; (b) change in Grantor's name; (e) change in Grantor's type of organization; (d) change in Grantor's jurisdiction of organization; and (e) change in Grantor's corporate structure. 6. GRANTOR REPRESENTATIONS AND WARRANTIES. Grantor hereby represents, warrants, and covenants that: this Agreement creates in favor of Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is ﬁrst priority. Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it. 7. GRANTOR COVENANTS AND INSURANCE. Grantor hereby grants to Secured Party the right to enter Grantor's property to inspect the Collateral at any reasonable time, provided that Secured Party gives Grantor notice within ﬁve (5) days of any inspection, however in no case shall notice be required if Secured Party enters Grantor's property for the purposes of remedying a breach of this Agreement as provided in Section I0 of this Agreement. Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times, provided, however, reasonable wear and tear shall not be deemed a defect or non-conformance under this provision or any relevant provision of this Agreement; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount, approved 2 by Secured Party, but in no way shall the amount of insurance he less than the replacement cost of the Collateral. Grantor hereby assigns to Secured Party all rights to any proceeds of any insurance procured under this Section, and authorizes Secured Party to receive such payments and execute any and all documents required to receive such payments. If Grantor fails to provide for the insurance as set out in this Section, Secured Party, in addition to any remedies as set out in this Agreement, may procure the requisite insurance on the Collateral on its own behalf and charge Grantor with any and all costs of such procurement. 8. PERFECTION OF SECURITY INTEREST. Grantor agrees that at any time and from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder or under any other agreement with respect to any Collateral. Grantor hereby authorizes Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any ﬁnancing statements, including amendments, authorized to be ﬁled under the UCC, without signature of Grantor where permitted by law, including the ﬁling of a ﬁnancing statement describing the Collateral as all assets now owned or hereafter acquired by Grantor, or words of similar effect. Grantor also hereby ratiﬁes any previously ﬁled documents or recordings regarding the Collateral, including but not limited to, any and all previously ﬁled ﬁnancing statements. 9. REMEDIES. If an Event of Default shall have occurred and be continuing, Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter Grantor's property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require Grantor to assemble and make available the Collateral at a speciﬁc time and place designated by Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Grantor at least ten (I0) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor hereby acknowledges that ten (10) days’ prior written notice of such salc or sales shall be reasonable notice. 10. SECURED PARTY RIGHTS. No delay, omission, or failure on the part of any Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the beneﬁt of its successors and assigns. I l. SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modiﬁcation or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by Secured Party. 3 l2. NOTICES. Any notice or other communication required or pennittcd to be given under this Agreement, including, without limitation, notices under this Agreement, shall be given and shall become effective upon written notice to the addresses listed in the Secured Promissory Note between the Parties. l3. ENTIRE AGREEMENT. This Agreement (including all documents referred to herein) represents the entire agreement between the parties, and supersedes all previous understandings and agreements, whether oral or written, regarding the subject matter hereof. 14. .IURlSDlC'l‘lO_l;I. This Agreement will be interpreted and construed according to the laws of the State of Texas. including, but not limited to, the UCC, without regard to ch0ice—ol'-law rules in any jurisdiction. 15. COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, but all such counterparts shall together constitute one and the same instrument. I 6. [Signature page f0ll0ws.] l457H35vl IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date ﬁrst above written. ACCI-JPTED AND AGREED as ofthe date ﬁrst above written: GNET ATC [NC., as Secured Party .//_ /_. W__ By: Q .. I / i GRANTOR: American Metals Recovery and Recycling Inc. // Byj V ,'/ {V-\ z - / Name: ,}L-"/ James Frinzi Title: CEO Name; \~~’ James Goddman i Title: Chairman F